Table of Contents
INFINITY PROPERTY AND CASUALTY CORPORATION 10-K/A

EXHIBIT 31.3
CERTIFICATIONS
I, Glen N. Godwin, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to Annual Report on Form 10-K of Infinity Property and Casualty Corporation; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

April 23, 2018	BY:	/s/ GLEN N. GODWIN
Glen N. Godwin
Chief Executive Officer
(Principal Executive Officer)